Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-4) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our reports dated March 10, 2011, with respect to the consolidated financial statements of XOMA Ltd., and the effectiveness of internal control over financial reporting of XOMA Ltd., included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Francisco, California
January 3, 2012